Exhibit 10.1

Executive Form

FORM OF JBG SMITH PROPERTIES

2017 OMNIBUS SHARE PLAN
APPRECIATION-ONLY LTIP UNIT AGREEMENT

This APPRECIATION-ONLY LTIP UNIT AGREEMENT (the “Award Agreement”) is made as of the Grant Date set forth on Schedule A hereto between JBG SMITH Properties, a Maryland real estate investment trust (the “Company”), its subsidiary JBG SMITH Properties LP, a Delaware limited partnership (the “Partnership”), and the employee of the Company or one of its affiliates listed on Schedule A (the “Employee”).

RECITALS

A.            The Employee is an employee of the Company or of a subsidiary of the Company and provides services to the Partnership (and/or its subsidiaries), through which the Company conducts substantially all of its operations.

B.            In accordance with the JBG SMITH Properties 2017 Omnibus Share Plan, as it may be amended from time to time (the “Plan”), the Company desires to provide the Employee with an opportunity to acquire Appreciation-Only LTIP Units (as defined in that certain Second Amended and Restated Limited Partnership Agreement, dated December 17, 2020 of the Partnership, as amended from time to time (the “Partnership Agreement”)) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement, and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company, the Partnership and its subsidiaries.

C.            Schedule A hereto sets forth certain significant details of the Appreciation-Only LTIP Unit grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided in the Partnership Agreement and on Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Employee hereby agree as follows:

AGREEMENT

1.            Grant of AO LTIP Units. On the terms and conditions set forth below, as well as the terms and conditions of the Plan, the Company hereby grants to the Employee the Maximum Number of Appreciation-Only LTIP Units set forth on Schedule A (the “AO LTIP Units”). To the extent vested in accordance with Section 3, each AO LTIP Unit is intended to provide the Employee with the opportunity to share in the appreciation of the value of a Share in excess of the Formation Unit Participation Threshold set forth on Schedule A based on the Formation Unit Conversion Factor and other terms set forth in the Partnership Agreement. The AO LTIP Units will accumulate and/or participate in regular cash distributions made for Common Partnership Units as set forth in the Partnership Agreement, in accordance with the Formation Unit Fraction set forth on Schedule A.

2.            Conversion and Term. Subject to earlier forfeiture, termination, acceleration or cancellation of the AO LTIP Units as provided in the Partnership Agreement, Plan or this Award Agreement, until the Expiration Date (or such later time as set forth in the Employee’s employment agreement), vested AO LTIP Units shall be convertible at the Employee’s election into a number of LTIP Units, as determined in accordance with the Partnership Agreement, which in turn are convertible into Common Partnership Units and common Shares (“Common Shares”) as provided in the Partnership Agreement. For purposes of this Award Agreement, “Expiration Date” means the earlier of (a) the date of the Employee’s termination of employment by the Company for Cause, and (b) the tenth (10th) anniversary of the Grant Date. Unless otherwise provided in an agreement between the Company and the Employee, upon the Expiration Date any AO LTIP Units which have not been converted into LTIP Units shall terminate, be cancelled for no consideration and be without further force or effect.

3.            Vesting Period. The vesting period of the AO LTIP Units (the “Vesting Period”) begins on the Grant Date and continues until such Vesting Dates, and subject to such vesting conditions, as set forth on Schedule A. On the first Vesting Date following the date of this Award Agreement and each Vesting Date thereafter, the applicable number of AO LTIP Units specified on Schedule A shall become vested, subject to earlier forfeiture as provided in this Award Agreement. To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this paragraph, the provisions of Schedule A will govern. Except as permitted under Section 14, the AO LTIP Units for which the applicable Vesting Period has not expired may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding).

The Employee shall have the right to vote the AO LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether the applicable Vesting Period has expired.

4.            Forfeiture of AO LTIP Units.

(a)          If the Employee is a party to a Service Agreement that addresses treatment of equity awards on a termination of employment and ceases to be an employee of the Company or any of its affiliates, the provisions of such Service Agreement will apply as it pertains to any defined terms, and this Agreement will govern to determine the number of AO LTIP Units that become vested and not as it pertains to any defined terms. If the Employee is not a party to a Service Agreement that addresses treatment of equity awards on a termination of employment, Section 4(b) shall govern the treatment of the Employee’s AO LTIP Units exclusively. In the event an entity ceases to be a subsidiary or affiliate of the Company or the Partnership, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Employee’s remaining unvested AO LTIP Units that have not previously been forfeited, effective immediately prior to such event.1

(b)            Upon the Employee’s Disability or death, or if the employment of the Employee by the Company or its affiliate is terminated following the first anniversary of the Grant Date but prior to the fourth anniversary of the Grant Date either by the Company or its affiliate (or a successor thereof) without Cause or by the Employee for Good Reason, then the Employee shall remain eligible to vest in the Vesting Amount specified in Schedule A that would otherwise vest on the Vesting Date immediately following Employee’s termination date, which Vesting Amount shall vest and become convertible into LTIP Units and non-forfeitable as of the Employee’s termination date, or, if the Calculation Period (as defined in Schedule A) has not expired as of such date, then on the third anniversary of the Grant Date. Any unvested AO LTIP Units outstanding as of the date of the Employee’s termination of employment without Good Reason or by the Company or its affiliate (or a successor thereof) for Cause, or that remain unvested after the application of this Section 4(b) shall be forfeited and returned to the Company for delivery to the Partnership and cancellation. Upon the Employee’s Retirement, the Employee shall remain eligible to vest in the Vesting Amount specified in Schedule A that would otherwise vest on all of the Vesting Dates following Employee’s termination date, which Vesting Amount shall vest and become convertible into LTIP Units and non-forfeitable as of the Employee’s termination date, or, if the Calculation Period (as defined in Schedule A) has not expired as of such date, then on the third anniversary of the Grant Date.

5.            Change in Control. Notwithstanding anything in the Plan to the contrary, if (a) the Employee holds unvested AO LTIP Units as of immediately prior to a Change in Control, (b) the unvested AO LTIP Units are not continued, assumed or substituted in connection with such Change in Control, and (c) the Employee remains in employment as of immediately prior to the consummation of such Change in Control, then the AO LTIP Units shall vest and become convertible into LTIP Units and non-forfeitable as of immediately prior to the consummation of the Change in Control as follows: (i) if such Change in Control occurs prior to the third anniversary of the Grant Date, then such number of AO LTIP Units shall become vested as determined in accordance with Schedule A, with such calculation performed as of the Change in Control, and (ii) if such Change in Control occurs on or after the third anniversary of the Grant Date and before such AO LTIP Units have become vested, the remainder of the unvested AO LTIPs that were determined to be Earned AO LTIP Units shall become fully vested. The AO LTIP Units shall be considered “assumed” or “substituted” for purposes of the preceding sentence only if each of the following requirements is satisfied, as determined by the Committee, as constituted immediately before the Change in Control, in its sole discretion: (i) the contractual obligations represented by the AO LTIP Units are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Change in Control with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the converted or substituted award and to the Formation Unit Participation Threshold which at least preserves the compensation element of the AO LTIP Units existing at the time of the Change in Control; (ii) in the case of a substituted award, it must be of the same type of award and have the same tax consequences to the Employee as the AO LTIP Units; (iii) the vesting terms of the converted or substituted award (including with respect to accelerated vesting upon certain terminations of employment) must be substantially identical to the terms of the AO LTIP Units; (iv) the converted or substituted award must be convertible or redeemable into another security that is itself convertible or redeemable into shares of a publicly traded company, each in a manner substantially identical to the corresponding terms of the AO LTIP Units; and (v) all the other terms and conditions of the converted or substituted award must be no less favorable to the Employee than the terms of the AO LTIP Units (including the provisions that would apply in the event of a subsequent Change in Control).

6.            Definitions.

For purposes of this Award Agreement, the following terms will have the meaning given to them by any employment agreement between the Employee and the Company, and if there is no such agreement, the meanings below:

“Cause” means the Employee’s: (a) conviction of, or plea of guilty or nolo contendere to, a felony, (b) willful and continued failure to use reasonable efforts to perform in all material respects his employment duties (other than such failure resulting from the Employee’s incapacity due to physical or mental illness) that the Employee fails to remedy within 30 days after written notice is delivered by the Company to the Employee that specifically identifies in reasonable detail the manner in which the Company believes the Employee has not used reasonable efforts to perform in all material respects his duties hereunder, or (c) willful misconduct that is materially economically injurious to the Company. For purposes of this paragraph, no act, or failure to act, by the Employee will be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

“Disability” means a termination of employment by the Company or an affiliate as a result of the Employee having been substantially unable to perform his duties for a continuous period of 180 days due to incapacity caused by physical or mental illness and within 30 days after receiving written Notice of such termination of employment after such 180-day period, the Employee shall not have returned to the substantial performance of his duties on a full-time basis.

“Good Reason” means (a) a material reduction by the Company in the Employee’s base salary, (b) a material diminution in the Employee’s position, authority, duties or responsibilities, (c) a relocation of the Employee’s location of employment to a location outside of the Washington D.C. metropolitan area, or (d) a material breach of the Agreement; provided, in each of clauses (a) and (b), in connection with or after a Change in Control any reduction or any diminution (regardless of materiality) shall be deemed to satisfy such clauses, and in each of clauses (a) through (d), that the Employee terminates employment within 90 days after the Employee has actual knowledge of the occurrence, without the written consent of Employee, of one of the foregoing events that has not been cured within 30 days after written notice thereof has been given by the Employee to the Company setting forth in reasonable detail the basis of the event (provided such notice must be given to the Company within 30 days of the Employee becoming aware of such condition).

“Retirement” means the termination of employment of the Employee after the Employee has met all of the following conditions: (a) the Employee has attained at least age 50, (b) the Employee has completed at least ten (10) years of service with the Company and its affiliates (including any predecessors thereto), (c) the sum of his or her age and years of service with the Company and its affiliates (including any predecessors thereto) equals or exceeds seventy (70) and (d) the Employee has provided at least six (6) months’ notice of his or her termination of employment to the Company or its applicable affiliate.

“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Employee, on the one hand, and the Employer, on the other hand, as amended or supplemented through such date.

7.            Certificates. Each certificate, if any, issued in respect of the AO LTIP Units awarded under this Award Agreement shall be registered in the Employee’s name and held by the Company until the expiration of the applicable Vesting Period. If certificates representing the AO LTIP Units are issued by the Partnership, at the expiration of each Vesting Period, the Company shall deliver to the Employee (or, if applicable, to the Employee’s legal representatives, beneficiaries or heirs) certificates representing the number of AO LTIP Units that vested upon the expiration of such Vesting Period. The Employee agrees that any resale of the AO LTIP Units received upon the expiration of the applicable Vesting Period (or Common Shares) received upon redemption of or in exchange for AO LTIP Units, other Partnership Units or Common Partnership Units of the Partnership into which AO LTIP Units may have been converted) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

8.            Tax Withholding. The Company or its applicable affiliate has the right, to the extent applicable, to withhold from cash compensation payable to the Employee all applicable income and employment taxes due and owing at the time the applicable portion of the AO LTIP Units becomes includible in the Employee’s income (the “Withholding Amount”), and/or to delay delivery of AO LTIP Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of, such number of AO LTIP Units as have a market value (determined as of the date the applicable AO LTIP Units vest) approximately equal to the Withholding Amount, with any excess proceeds being paid to Employee.

9.            Certain Adjustments. The AO LTIP Units shall be subject to adjustment as provided in the Partnership Agreement, and except as otherwise provided therein, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company, spin-off of a Subsidiary, business unit or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company, or any extraordinary dividend or other distribution to holders of Common Shares or Common Partnership Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Compensation Committee of the Board (the “Committee”) necessitates action by way of appropriate equitable adjustment in the terms of this Award Agreement, the Plan or the AO LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Employee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award Agreement and the terms of the AO LTIP Units prior to such event, including, without limitation: (A) adjustments in the AO LTIP Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Common Shares (or corresponding change in the Conversion Factor applicable to Common Partnership Units of the Partnership) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any LTIP Units, Common Partnership Units, shares or other securities received by the Employee with respect to the applicable AO LTIP Units for which the Vesting Period shall not have expired will be subject to the same restrictions as the AO LTIP Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.

10.            No Right to Employment. Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Employee’s services, responsibilities and duties at any time for any reason whatsoever.

11.            Notice. Any notice to be given to the Company shall be addressed to the Chief Legal Officer, JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.

12.            Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without references to principles of conflict of laws.

13.            Successors and Assigns. This Award Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Employee by will or the laws of descent and distribution, but this Award Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Employee.

14.            Transfer; Redemption. None of the AO LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of AO LTIP Units not in accordance with the terms and conditions of this Section 14 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any AO LTIP Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.

15.            Severability. If, for any reason, any provision of this Award Agreement is held invalid, such invalidity shall not affect any other provision of this Award Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Award Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Award Agreement, shall to the full extent consistent with law continue in full force and effect.

16.            Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Award Agreement.

17.            Counterparts. This Award Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

18.            Miscellaneous. This Award Agreement may not be amended except in writing signed by the Company and the Employee. Notwithstanding the foregoing, this Award Agreement may be amended in writing signed only by the Company to: (a) correct any errors or ambiguities in this Award Agreement; and/or (b) to make such changes that do not materially adversely affect the Employee’s rights hereunder. This grant shall in no way affect the Employee’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Award Agreement and the Plan or the Partnership Agreement, the Plan or the Partnership Agreement, respectively, shall govern; provided, that the Plan may not be amended in a manner that materially adversely affects the Employee’s rights hereunder without the Employee’s consent.

19.            Intentionally Omitted.

20.            Status as a Partner. Unless the Employee is already a partner of the Partnership as of the Grant Date, the Employee shall be admitted as a partner of the Partnership as of the Grant Date with beneficial ownership of the Maximum Number of Appreciation-Only LTIP Units set forth on Schedule A issued to the Employee as of such date pursuant to this Award Agreement by: (A) signing and delivering to the Partnership a copy of this Award Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).

21.            Status of AO LTIP Units under the Plan. The AO LTIP Units are both issued as equity securities of the Partnership and granted as awards under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Partnership Units into which AO LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Plan. The Employee must be eligible to receive the AO LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Employee acknowledges that the Employee will have no right to approve or disapprove such determination by the Company.

22.            Investment Representations; Registration. The Employee hereby makes the covenants, representations and warranties as set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Award Agreement by the Employee. The Partnership will have no obligation to register under the Securities Act any AO LTIP Units or any other securities issued pursuant to this Award Agreement or upon conversion or exchange of AO LTIP Units.

23.            Data Privacy Consent. In order to administer the Plan and this Award Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Award Agreement (the “Relevant Information”). By entering into this Award Agreement, the Employee (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Employee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Award Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.

24.            Electronic Delivery of Documents. By accepting this Award Agreement, the Employee (i) consents to the electronic delivery of this Award Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

25.            Section 83(b) Election. In connection with this Award Agreement, the Employee hereby agrees to make an election to include in gross income in the year of transfer the fair market value of the applicable AO LTIP Units over the amount paid for them pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

26.            Acknowledgement. The Employee hereby acknowledges and agrees that this Award Agreement and the AO LTIP Units issued hereunder shall constitute satisfaction in full of all obligations of the Company and the Partnership, if any, to grant to the Employee AO LTIP Units pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Company and/or the Partnership executed prior to or coincident with the date hereof.

[signature page follows]

IN WITNESS WHEREOF, this Award Agreement has been executed by the parties hereto as of the date and year first above written.

JBG SMITH PROPERTIES, a Maryland real estate investment trust

By:
	Name:	Steven Museles
	Title:	Chief Legal Officer and Secretary

JBG SMITH PROPERTIES LP, a Delaware limited partnership By: JBG SMITH Properties GP LLC, a Delaware limited liability company, its general partner

By:
	Name:	Steven Museles
	Title:	Chief Legal Officer and Secretary

EMPLOYEE

Name:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Employee, desiring to become one of the within named Limited Partners of JBG SMITH Properties LP, hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Second Amended and Restated Limited Partnership Agreement, dated December 17, 2020, of JBG SMITH Properties LP, as amended (the “Partnership Agreement”). The Employee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Employee). Capitalized terms used but not defined herein have the meaning ascribed thereto in the Partnership Agreement.

1.            The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.

2.            The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner common Shares of beneficial interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

3.            The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 2.4 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

Exhibit A-1

4.            The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the AO LTIP Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.

5.            (a)             The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

(b)            The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

6.            The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership, (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others or (c) another readily available, regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange the interest.

7.            The Limited Partner acknowledges that the General Partner shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

Exhibit A-2

8.            This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name:
Date:	, 2022

Address of Limited Partner:

Exhibit A-3

EXHIBIT B

EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Employee hereby represents, warrants and covenants as follows:

(a)           The Employee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)            The Company’s latest Annual Report to Shareholders;

(ii)           The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;

(iii)          The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv)          The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)           Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;

(vi)          The Partnership Agreement; and

(vii)         The Plan.

The Employee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Employee as a holder of AO LTIP Units shall not constitute an offer of AO LTIP Units until such determination of suitability shall be made.

(b)           The Employee hereby represents and warrants that:

(i)            The Employee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Employee, together with the business and financial experience of those persons, if any, retained by the Employee to represent or advise him with respect to the grant to him of AO LTIP Units, the potential conversion of AO LTIP Units into Common Partnership Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for the Company’s Common Shares, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Employee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

Exhibit B-1

(ii)           The Employee understands that (A) the Employee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Employee is or by reason of the award of AO LTIP Units may become subject, to his particular situation; (B) the Employee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Employee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Employee believes to be necessary and appropriate to make an informed decision to accept this award of AO LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Employee has been given the opportunity to make a thorough investigation of matters relevant to the AO LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Employee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Employee to verify the accuracy of information conveyed to the Employee. The Employee confirms that all documents, records, and books pertaining to his receipt of AO LTIP Units which were requested by the Employee have been made available or delivered to the Employee. The Employee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the AO LTIP Units. The Employee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Employee by the Partnership or the Company.

(iii)          The AO LTIP Units to be issued, the Common Units issuable upon conversion of the AO LTIP Units and any Common Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Employee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Employee’s right (subject to the terms of the AO LTIP Units, the Plan and this Award Agreement) at all times to sell or otherwise dispose of all or any part of his AO LTIP Units, Common Units or Common Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

Exhibit B-2

(iv)          The Employee acknowledges that (A) neither the AO LTIP Units to be issued, nor the Common Units issuable upon conversion of the AO LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such AO LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Employee contained herein, (C) such AO LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such AO LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such AO LTIP Units or the Common Units issuable upon conversion of the AO LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Common Units for Common Shares, the Company may issue such Common Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Employee is eligible to receive such Common Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Common Shares and (III) such Form S-8 is effective at the time of the issuance of such Common Shares. The Employee hereby acknowledges that because of the restrictions on transfer or assignment of such AO LTIP Units acquired hereby and the Common Units issuable upon conversion of the AO LTIP Units which are set forth in the Partnership Agreement or this Award Agreement, the Employee may have to bear the economic risk of his ownership of the AO LTIP Units acquired hereby and the Common Units issuable upon conversion of the AO LTIP Units for an indefinite period of time.

(v)           The Employee has determined that the AO LTIP Units are a suitable investment for the Employee.

(vi)          No representations or warranties have been made to the Employee by the Partnership or the Company, or any officer, director, shareholder, agent or affiliate of any of them, and the Employee has received no information relating to an investment in the Partnership or the AO LTIP Units except the information specified in paragraph (a) above.

(c)           So long as the Employee holds any AO LTIP Units, the Employee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of AO LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)           The Employee hereby agrees to make an election under Section 83(b) of the Code with respect to the AO LTIP Units awarded hereunder, and has delivered with this Award Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Employee agrees to file the election (or to permit the Partnership to file such election on the Employee’s behalf) within thirty (30) days after the award of the AO LTIP Units hereunder with the IRS Service Center at which such Employee files his personal income tax returns.

(e)           The address set forth on the signature page of this Award Agreement is the address of the Employee’s principal residence, and the Employee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

Exhibit B-3

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name: [__________] (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.	Description of property with respect to which the election is being made:

The election is being made with respect to AO LTIP Units in JBG SMITH Properties LP (the “Partnership”).

3.	The date on which the AO LTIP Units were transferred is , 2022. The taxable year to which this election relates is calendar year 2022.

4.	Nature of restrictions to which the AO LTIP Units are subject:

(a)	With limited exceptions, until the AO LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the AO LTIP Units without the consent of the Partnership.

(b)	The Taxpayer’s AO LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested AO LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.	The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the AO LTIP Units with respect to which this election is being made was $0 per AO LTIP Unit.

6.	The amount paid by the Taxpayer for the AO LTIP Units was $0 per AO LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership and JBG SMITH Properties.

Dated:

Name:

Exhibit C-1

SCHEDULE TO EXHIBIT C

Vesting Provisions of AO LTIP Units

The AO LTIP Units are subject to a combination of time and performance-based vesting, based on relative total shareholder return, over a period commencing on the day after the Grant Date and ending on the fourth anniversary of the Grant Date, provided that the Taxpayer remains an employee of JBG SMITH Properties or its affiliates through the vesting period, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with JBG SMITH Properties (or its affiliate) under specified circumstances. Unvested AO LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment.

JBG SMITH PROPERTIES, a Maryland real estate investment trust

By:
	Name:	Steven Museles
	Title:	Chief Legal Officer and Secretary

Employee

Exhibit C-2

SCHEDULE A TO AWARD AGREEMENT

(Terms being defined are in quotation marks.)

Date of Award Agreement:	January 3, 2022

Name of Employee:

Maximum Number of AO LTIP Units Subject to Grant: Target Number of AO LTIP Units Subject to Grant

“Grant Date”: January 3, 2022

“Formation Unit Participation Threshold”:	$[__], which amount represents the greater of the Value on the Grant Date and 110% of the Fair Market Value of a Common Share on the Grant Date.

“Formation Unit Fraction”:	10%

“Vesting Amount”: 50% of the AO LTIP Units that become Earned AO LTIP Units	“Vesting Dates”/“Vesting Period”: 1. The third anniversary of the Grant Date

50% of the AO LTIP Units that become Earned AO LTIP Units)	2. The fourth anniversary of the Grant Date

“Earned AO LTIP Units”:

The number of AO LTIP Units that will become Earned AO LTIP Units will be determined by the Committee as soon as practicable following the expiration of the Calculation Period based on the Company’s Relative Total Shareholder Return as follows:

•	If the Company’s Relative Total Shareholder Return is at or above the 25th percentile and at or below the 75th percentile, the number of AO LTIP Units that will become Earned AO LTIP Units is the Target Number.

•	If the Company’s Relative Total Shareholder Return is below the 25th percentile, the number of AO LTIP Units that will become Earned AO LTIP Units will be determined by reducing the Target Number of AO LTIP Units by 1% for each percentage point that the Company’s Relative Total Shareholder Return is below the 25th percentile.

A-1

•	If the Company’s Relative Total Shareholder Return is above the 75th percentile, the number of AO LTIP Units that will become Earned AO LTIP Units will be determined by increasing the Target Number of AO LTIP Units by 1% for each percentage point that the Company’s Relative Total Shareholder Return is above the 75th percentile.

For purposes of calculating the Earned AO LTIP Units, the following definitions shall apply:

“Baseline Value” for each of the Company and the Peer Companies means the dollar amount representing the average of the Fair Market Value of one share of common stock of such company over the five consecutive trading days ending on, and including, the first day of the Calculation Period.

“Calculation Period” means the period commencing on the Grant Date and ending on the third anniversary of the Grant Date.

“Common Share Price” means, with respect to the Company and each of the Peer Companies, as of a particular date, the average of the Fair Market Value of one share of common stock of such company over all trading days beginning immediately after the first day of the Calculation Period and ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Share Price of a share of common stock as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one Share, while the Common Share Price as determined in accordance with the remainder of this definition will be used to determine the Common Share Price for the rest of the Peer Companies.

“Fair Market Value” of a security means, as of any given date, the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date on which a sale was reported. If there are no market quotations for such date, the determination shall be made by reference to the last day preceding such date for which there are market quotations.

“Peer Companies” means the companies in the FTSE NAREIT Equity Office Index with a market capitalization at the beginning of the Calculation Period greater than $400 million, but excluding Alexandria Real Estate Equities.

“Relative Total Shareholder Return” means the Company’s Total Shareholder Return over the Calculation Period relative to the Total Shareholder Return of the Peer Companies over the Calculation Period expressed as a percentile calculated by dividing the number of such Peer Companies with a Total Shareholder Return less than the Company’s Total Shareholder Return by the total number of such Peer Companies.

A-2

“Total Shareholder Return” means, for each of the Company and the Peer Companies, with respect to the Calculation Period, the total return (expressed as a percentage) that would have been realized by a shareholder who (a) bought one share of common stock of such company at the Baseline Value on the first day of the Calculation Period, (b) reinvested each dividend and other distribution declared during such Calculation Period with respect to such share (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional shares at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such shares on the last day of the Calculation Period at the Common Share Price, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. As set forth in, and pursuant to, Section 9 of this Agreement, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 9 that occur during the Calculation Period.

“Transactional Change of Control” means a Change of Control resulting from any person or group making a tender offer for the Shares, a merger or consolidation where the Company is not the acquirer or surviving entity or consisting of a sale, lease, exchange or other transfer to an unrelated party of all or substantially all of the assets of the Company.

A-3